UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2004

SMITHFIELD FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia (State or Other Jurisdiction of Incorporation)	1-15321 (Commission File Number)	52-0845861 (IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia (Address of Principal Executive Offices)	23430 (Zip Code)

Registrant’s telephone number, including area code: (757) 365-3000

Item 2.	Acquisition or Disposition of Assets.

On April 5, 2004, Smithfield Foods, Inc. (the “Company” or “Smithfield”) completed the sale of all of the outstanding stock of its wholly-owned Canadian subsidiary, Schneider Corporation (“Schneider”), to Maple Leaf Foods, Inc. (“Maple Leaf”) for approximately $378 million, subject to closing adjustments, including the assumption of Schneider’s outstanding debt. Schneider, based in Kitchener, Ontario operates 20 facilities in five Canadian provinces which produce meat and other food products, including ham, sausage, wieners, bacon, luncheon meats and specialty meats.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

The Unaudited Pro Forma Consolidated Statements of Income set forth below give effect to the sale of Schneider (described in Item 2 above) as if the disposition had occurred at the beginning of each period presented. The Unaudited Pro Forma Consolidated Condensed Balance Sheet at February 1, 2004 includes adjustments to reflect an estimated $57.2 million after-tax gain on the sale of Schneider assuming the acquisition had been completed as of that date. The pro forma gain adjustment has not been made to the Unaudited Pro Forma Consolidated Statements of Income, as it will not have a continuing impact on Smithfield’s results of operations.

The pro forma adjustments are based on presently available information and assumptions that management believes are reasonable and are described in the Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements. The unaudited pro forma financial information has been included as required by the Securities and Exchange Commission and is not necessarily indicative of the results that would have been reported had the disposition actually occurred on the dates specified, nor is it indicative of the results that may be obtained in the future.

The Unaudited Pro Forma Consolidated Condensed Financial Statements should be read in conjunction with Smithfield’s Annual Report for the fiscal year ended April 27, 2003 and Smithfield’s unaudited financial statements for the 40 weeks ended February 1, 2004

2 of 11

Smithfield Foods, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Condensed Statements of Income

(In millions, except per share data)

	40 Weeks Ended February, 2004
	Actual	Pro Forma Adjustments		(1) ProForma As Adjusted

Sales	$6,745.0	$—		$6,745.0
Cost of sales	6,098.7	—		6,098.7

Gross profit	646.3	—		646.3

Selling, general and administrative expenses	420.6	—		420.6
Interest expense	86.9	(11.7	)(2)	75.2

Income from continuing operations before income taxes	138.8	11.7		150.5

Income taxes	47.2	4.6	(4)	51.8

Income from continuing operations	91.6	7.1		98.7
Income from discontinued operations, net of tax	12.8	—		12.8

	$104.4	$7.1		$111.5

Weighted average common shares outstanding:
Basic	110.1	110.1		110.1
Diluted	111.5	111.5		111.5

Income per common share:
Basic:
Continuing operations	$.83	$.06		$.89
Discontinued operations	.12	—		.12

	$.95	$.06		$1.01

Diluted:
Continuing operations	$.82	$.06		$.88
Discontinued operations	.12	—		.12

	$.94	$.06		$1.00

See accompanying notes to unaudited pro forma consolidated condensed financial statements

3 of 11

Smithfield Foods, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Statements of Income

(In millions, except per share data)

	Fiscal Year Ended April 27, 2003
		Pro Forma Adjustments			(1) Pro Forma As Adjusted
	Actual	Sale of Schneider	Other Adjustments

Sales	$7,904.5	$(770.3)	$—		$7,134.2
Cost of sales	7,203.4	(671.4)	—		6,532.0

Gross profit	701.1	(98.9)	—		602.2

Selling, general and administrative expenses	567.9	(70.0)	—		497.9
Interest expense	94.0	(6.2)	(9.0	)(3)	78.8

Income before income taxes	39.2	(22.7)	9.0		25.5

Income taxes	12.9	(8.4)	3.5	(4)	8.0

Net income	$26.3	$(14.3)	$5.5		$17.5

Weighted average common shares outstanding:
Basic	109.6	109.6	109.6		109.6
Diluted	109.8	109.8	109.8		109.8

Net income per common share outstanding:
Basic	$.24	$(.13)	$.05		$.16
Diluted	$.24	$(.13)	$.05		$.16

See accompanying notes to unaudited pro forma consolidated condensed financial statements

4 of 11

Smithfield Foods, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Statements of Income

(In millions, except per share data)

	Fiscal Year Ended April 28, 2002
	Actual	Pro Forma Adjustments			(1) Pro Forma As Adjusted
		Sale of Schneider	Other Adjustments
Sales	$7,356.1	$(751.2)	$—		$6,604.9
Cost of sales	6,393.0	(674.0)	—		5,719.0

Gross profit	963.1	(77.2)	—		885.9

Selling, general and administrative expenses	558.0	(57.7)	—		500.3
Interest expense	94.3	(5.5)	(12.3	)(3)	76.5
Gain on sale of IBP, inc. common stock	(7.0)	—	—		(7.0)

Income before income taxes	317.8	(14.0)	12.3		316.1

Income taxes	120.9	(5.1)	4.8	(4)	120.6

Net income	$196.9	$(8.9)	$7.5		$195.5

Weighted average common shares outstanding:
Basic	108.1	108.1	108.1		108.1
Diluted	110.4	110.4	110.4		110.4

Net income per common share outstanding:
Basic	$1.82	$(.08)	$.07		$1.81
Diluted	$1.78	$(.08)	$.07		$1.77

See accompanying notes to unaudited pro forma consolidated condensed financial statements

5 of 11

Smithfield Foods, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Statements of Income

(In millions, except per share data)

	Fiscal Year Ended April 29, 2001
	Actual	Pro Forma Adjustments			(1) Pro Forma As Adjusted
		Sale of Schneider	Other Adjustments
Sales	$5,899.9	$(776.2)	$—		$5,123.7
Cost of sales	5,069.6	(708.6)	—		4,361.0

Gross profit	830.3	(67.6)	—		762.7

Selling, general and administrative expenses	463.0	(46.4)	—		416.6
Interest expense	89.0	(7.5)	(19.9	)(3)	61.6
Gain on sale of IBP, inc. common stock	(79.0)	—	—		(79.0)

Income before income taxes	357.3	(13.7)	19.9		363.5

Income taxes	133.8	(4.5)	7.7	(4)	137.0

Net income	$223.5	$(9.2)	$12.2		$226.5

Weighted average common shares outstanding:
Basic	108.4	108.4	108.4		108.4
Diluted	110.1	110.1	110.1		110.1

Net income per common share outstanding:
Basic	$2.06	$(.08)	$.11		$2.09
Diluted	$2.03	$(.08)	$.11		$2.06

See accompanying notes to unaudited pro forma consolidated condensed financial statements

6 of 11

Smithfield Foods, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Condensed Balance Sheets

(In millions)

	As of February 1, 2004
		Pro Forma Adjustments
	Actual	Sale of Schneider	Other Adjustments		(1) Pro Forma As Adjusted
Assets
Current assets:
Cash and cash equivalents	$63.4	$—	$—		$63.4
Accounts receivable, net	589.5	—	(17.9	)(5)	571.6
Inventories	1,194.3	—	—		1,194.3
Prepaid expenses and other current assets	62.7	—	—		62.7
Assets of discontinued operations held for sale	463.2	(463.2)	—		—

Total current assets	2,373.1	(463.2)	(17.9)		1,892.0

Property, plant and equipment, net	1,719.7	—	—		1,719.7

Other assets:
Goodwill	522.4	—	—		522.4
Other	510.4	—	—		510.4

Total other assets	1,032.8	—	—		1,032.8

Total assets	$5,125.6	$(463.2)	$(17.9)		$4,644.5

Liabilities and Shareholders’ Equity
Current liabilities:
Notes payable, bridge loan and current portion of long-term debt	$396.1	$—	$(300.0	)(6)	$96.1
Accounts payable	429.7	—	—		429.7
Accrued expenses and other current liabilities	395.0	—	—		395.0
Liabilities of discontinued operations held for sale	291.0	(291.0)	—		—

Total current liabilities	1,511.8	(291.0)	—		920.8

Long-term debt and capital lease obligations	1,667.5	—	30.8	(7)	1,694.4
			(3.9	)(6)

Other noncurrent liabilities	494.1	—	—		494.1
Minority interests	8.2	—	—		8.2

Total shareholders’ equity	1,444.0	(172.2)	255.2	(8)	1,527.0

Total liabilities and shareholders’ equity	$5,125.6	$(463.2)	$(17.9)		$4,644.5

See accompanying notes to unaudited pro forma consolidated condensed financial statements

7 of 11

Smithfield Foods, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements

Transaction Summary

Smithfield received $303.9 million of cash proceeds from the sale of Schneider. Of that amount, $17.9 million is attributed to the settlement of amounts Schneider owed Smithfield. The remaining $286.0 million represents proceeds from sale.

From the cash proceeds, $300.0 million was used to repay the bridge loan and $3.9 million was applied against the Company’s credit facility.

As of February 1, 2004, the Company’s investment in Schneider was $198.9 million. When subtracted from the proceeds of the sale, there is an expected gain of $87.1 million. The expected tax on the gain is $30.8 million, for an approximate net gain of $56.3 million.

The net proceeds from the transaction is shown as $273.1 million, or equal to the total cash proceeds less the expected future payment of taxes of $30.8 million.

Adjustments to Unaudited Pro Forma Consolidated Condensed Financial Statements:

(1)	Represents Smithfield Foods, Inc. and subsidiaries pro forma statements of income and balance sheet for the periods and as of the date indicated. Pro forma as adjusted reflects the sale of Schneider Corporation and the use of the proceeds from the sale to repay Smithfield’s outstanding bridge loan (for the 40 weeks ending February 1, 2004) and a portion of their outstanding credit facility balance (for fiscal years 2003, 2002 and 2001, and the 40 weeks ending February 1, 2004).

Statements of Income Adjustments:

(2)	Represents the decrease in Smithfield Foods, Inc. and subsidiaries consolidated interest expense for the 40 weeks ending February 1, 2004. The use of $273.1 million of net cash proceeds from the sale of Schneider would have reduced interest expense in two ways. First, Smithfield’s credit facility balance would have been reduced by the amount of these cash proceeds up to October 9, 2003 and, second, the availability of these cash proceeds would have eliminated the need to enter into the bridge loan on October 9, 2003, the proceeds of which were used to finance the acquisition of substantially all of the assets of Farmland Foods, Inc. (see Form 8-K filed with the SEC on October 28, 2003). The reduction of interest on the credit facility balance, which carried an average interest rate of 3.3% for the period from the beginning of fiscal year 2004 to October 9, 2003, would have been $4.1 million. The reduction of interest on the bridge loan, which carried an average interest rate of 5.7% from October 9, 2003 to February 1, 2004, would have been $5.0 million plus $2.6 million of amortized loan costs during the same period.

(3)	Represents the annual decrease in Smithfield’s consolidated interest expense. The amount represents the annual interest associated with the use of approximately $273.1 million of net cash proceeds from the sale of Schneider to reduce Smithfield’s credit facility balance which carried an average interest rate of 3.3%, 4.5% and 7.3% for fiscal years 2003, 2002 and 2001, respectively.

(4)	Represents the tax effect of the adjustments discussed in Notes 2 and 3 at Smithfield’s marginal income tax rate of 38.9%.

Balance Sheet Adjustments:

(5)	Represents the settlement of Schneider payables of $17.9 million to Smithfield as of February 1, 2004.

(6)	Represents the repayment of Smithfield’s bridge loan of $300.0 million and $3.9 million payment to the credit facility.

(7)	Represents $30.8 million borrowed from the credit facility to pay the estimated income taxes on the gain.

(8)	Represents the after-tax proceeds from the sale.

(c)	Exhibits.

Exhibit Number	Description
Exhibit 2.1	Share Purchase Agreement dated September 24, 2003 between the Company and Maple Leaf Foods, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on December 10, 2003).

Exhibit 99.1	Press release, dated as of April 5, 2004, announcing the Company’s closing of the sale of Schneider to Maple Leaf.

8 of 11

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date:	April 20, 2004	By:	/s/ Daniel G. Stevens

Daniel G. Stevens Vice President and Chief Financial Officer

9 of 11

EXHIBIT INDEX

Exhibit 2.1	Share Purchase Agreement dated September 24, 2003 between the Company and Maple Leaf Foods, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on December 10, 2003).

Exhibit 99.1	Press release, dated as of April 5, 2004, announcing the Company’s closing of the sale of Schneider to Maple Leaf.

10 of 11